UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

DUO WORLD, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55698	35-2517572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Duo Software (Pvt.) Ltd.

No. 6, Charles Terrace

Off Alfred Place

Colombo 03, Sri Lanka

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (870) 505-6540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Between September 28, 2022 and October 6, 2022, the Registrant issued an aggregate of 4,462,837 shares of common stock to a lender that held a Convertible Note. The lender converted approximately $35,000 of principal, penalties and interest into the 4,462,837 shares of common stock and immediately began liquidating such shares on the market, mostly at the Bid side of the market, which resulted in significant share price degradation.

On October 10, 2022, the Registrant paid off the remaining balance of the Convertible Note, including principal, penalties and interest, in an effort to fend off further conversions of the Convertible Note in order to prevent further diminution in the share price of our common stock.

The Registrant does not have any convertible debt outstanding.

The above shares were issued in reliance on the exemption from registration under Section 4.(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2022

DUO WORLD, INC.

By:	/s/ Muhunthan Canagasooryam
Muhunthan Canagasooryam
Chief Executive Officer